UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Script for Calls on Hartford Funds Proxy Statement

I am reaching out to you today because your branch has been a producer of Hartford’s Asset Allocation models.  Thank you for your business and support of Hartford Funds.

Talking Points:

•                 Shareholders of The Hartford Balanced Allocation Fund, The Hartford Conservative Allocation Fund, and The Hartford Growth Allocation Fund received a proxy statement package

•                 In an effort to get ahead of client inquiries, we wanted to provide you with this information

•                 Some clients may have already voted in the proxy

If asked what the proxy is asking clients to vote on:

•                 Approval of an advisory agreement with Wellington Management Company, LLP

•                 Approval of fees previously paid to Wellington Management Company, LLP

•                 Ability to hire sub-advisers without first obtaining shareholder approval

This presents an opportunity for your clients to voice their opinions and here are the ways for them to cast their vote:

•                 Online by visiting www.proxyvote.com and they can enter the 12 digit control number that appeared in their packet they received in February

•                 By Phone 1-855-976-3324

If clients have additional questions regarding the proxy: Clients can call 1-855-976-3324

*** We are NOT encouraging clients to vote either YES or NO ***

[FA Name,]

Per our conversation on the asset allocation funds, here are the instructions on how your clients can vote.  Please feel free to reach out to me with any questions.  Thanks again for your help.

Voting Options:

(1)           By Phone: 1-855-976-3324

(2)           Online:  www.proxyvote.com

Shareholders will be prompted to provide the 12 digit control number when they go to www.proxyvote.com. If a shareholder lost his or her control number, he or she still can vote by calling 1-855-976-3324.  If shareholders would like additional copies of the proxy materials or have additional questions, shareholders should call 1-855-976-3324.